As filed with the Securities and Exchange Commission on December 27, 2002

                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                      LEXINGTON CORPORATE PROPERTIES TRUST
             (Exact Name of Registrant as Specified in Its Charter)

               Maryland                             133717318
     (State or Other Jurisdiction                 (IRS Employer
  of Incorporation or Organization)           Identification Number)

  355 Lexington Avenue, New York, NY                  10017
   (Address of Principal Executive                  (Zip Code)
               Offices)



                Lexington Corporate Properties Trust Amended and
                     Restated 2002 Equity-Based Award Plan
                              (Full Title of Plan)

            T. Wilson Eglin                          With copies to:
  President and Chief Operating Officer           Barry A. Brooks, Esq.
  Lexington Corporate Properties Trust            Mark Schonberger, Esq.
          355 Lexington Avenue            Paul, Hastings, Janofsky & Walker LLP
           New York, NY 10017                      75 East 55th Street
 (Name and Address of Agent For Service)         New York, New York 10022
                                                      (212) 318-6000
             (212) 692-7260
(Telephone Number, Including Area Code,
         of Agent for Service)
                                ----------------

                                    CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                          Proposed        Proposed
                                                           Maximum         Maximum        Amount of
         Title of securities            Amount to Be    Offering Price     Aggregate     Registration
           to be registered            Registered (1)     Per Share     Offering Price       Fee
======================================================================================================
Common Shares of beneficial interest,  800,000 shares    $15.85(3)    $12,680,000.00(3)  $1,166.56(3)
    par value $.0001 per share........       (2)
======================================================================================================

 (1)Plus such additional number of shares as may be required pursuant to the Registrant's 2002 Equity-Based Award Plan (the "Plan") in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Shares.

 (2)Represents the maximum number of Common Shares reserved for issuance in connection with awards under the Plan.

 (3)Calculated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices on the New York Stock Exchange of the Common Shares as of December 26, 2002, which was the latest practicable date prior to the filing of this Registration Statement, solely for purposes of determining the registration fee.
================================================================================

                                EXPLANATORY NOTE

               This Registration Statement covers 800,000 Common Shares reserved by the Registrant in connection with awards under the Registrant's 2002 Equity-Based Award Plan (the "Plan"). Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a
Section 10(a) prospectus to be distributed to each award recipient is not being filed with the Securities and Exchange Commission (the "SEC"). Part II contains information that is required in this Registration Statement pursuant to Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               The documents containing the information specified in Part I of Form S-8 have previously been, or will be, sent or given to the participants under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents are hereby incorporated by reference into this Registration Statement:

               (a) Annual Report on Form 10-K for the year ended December 31, 2001.

               (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

               (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

               (d)    Current Report on Form 8-K dated September 16, 2002.

               (e) Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.

               (f)    Current Report on Form 8-K dated December 24, 2002.

               (g) The material in the section entitled "Description of Common Shares" contained in the Registration Statement on Form S-3 (File No. 333-90932) filed with the SEC on June 21, 2002.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof commencing on the respective dates on which such documents are filed. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.    INDEMNIFICATION  OF TRUSTEES AND OFFICERS.

               Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any trustee or officer made a party to any proceedings by reason of service as a trustee or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee or officer in connection with the proceeding; but, if the proceeding is one by or in the right of the company, indemnification is not permitted with respect to any proceeding in which the trustee or officer has been adjudged to be liable to the company, or if the proceeding is one charging improper personal benefit to the trustee or officer, whether or not involving action in the trustee's or officer's official capacity, indemnification of the trustee or officer is not permitted if the trustee or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the trustee or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee or officer failed to meet the requisite standard of conduct for permitted indemnification.

               The Registrant's trustees and officers are and will be indemnified against certain liabilities under Maryland law, and under the Registrant's Declaration of Trust. The Registrant's Declaration of Trust requires the Registrant to indemnify its trustees and officers to the fullest extent permitted from time to time by the laws of Maryland. The Registrant's Declaration of Trust also provides that, to the fullest extent permitted under Maryland law, the Registrant's trustees and officers will not be liable to the Registrant or its shareholders for money damages.

               The foregoing reference is necessarily subject to the complete text of the Registrant's Declaration of Trust and the statute referred to above and is qualified in its entirety by reference thereto.

               The Registrant has also entered into indemnification agreements with certain officers and trustees for the purpose of indemnifying such persons from certain claims and actions in their capacities as such.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.    EXHIBITS.

               The following exhibits are filed with the Registration Statement:

               4.1 Lexington Corporate Properties Trust 2002 Equity-Based Award Plan

               5.1    Opinion of Piper Rudnick LLP

               23.1   Consent of KPMG LLP

               23.2   Consent of Piper Rudnick LLP (included in Exhibit 5.1)

               24.1   Power of Attorney (included on signature page hereto)

ITEM 9.    UNDERTAKINGS.

               (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
        Statement:

                             (i) to include any prospectus required by Section
               10(a)(3) of the Securities Act;

                             (ii) to reflect in the prospectus any facts or
               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                             (iii) to include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                             Provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 27, 2002.

                                  LEXINGTON CORPORATE PROPERTIES TRUST

                                  By:    /s/ T. Wilson Eglin
                                         ---------------------------------------
                                         T. Wilson Eglin
                                         President and Chief Operating Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Wilson Eglin and E. Robert Roskind, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Capacity                        Date
        ---------                    --------                        ----

/s/ E. Robert Roskind       Chairman of the Board,
--------------------------  Co-Chief Executive Officer         December 27, 2002
E. Robert Roskind           and Trustee (Principal
                            Executive Officer)

/s/ Richard J. Rouse        Vice Chairman, Co-Chief            December 27, 2002
--------------------------  Executive Officer and Trustee
Richard J. Rouse

/s/ T. Wilson Eglin         President, Chief Operating         December 27, 2002
--------------------------  Officer and Trustee
T. Wilson Eglin

/s/ Patrick Carroll         Chief Financial Officer,
--------------------------  Treasurer and Vice President       December 27, 2002
Patrick Carroll             (Principal Financial Officer)

/s/ Paul R. Wood            Vice President, Chief
--------------------------  Accounting Officer and             December 27, 2002
Paul R. Wood                Secretary (Chief Accounting
                            Officer)

/s/ Geoffrey Dohrmann       Trustee                            December 27, 2002
--------------------------
Geoffrey Dohrmann

/s/ Carl D. Glickman        Trustee                            December 27, 2002
--------------------------
Carl D. Glickman

/s/ Jack A. Shaffer         Trustee                            December 27, 2002
--------------------------
Jack A. Shaffer

/s/ Seth M. Zachary         Trustee                            December 27, 2002
--------------------------
Seth M. Zachary

                                INDEX TO EXHIBITS

Exhibit           Description
-------           -----------

4.1               Lexington Corporate Properties Trust 2002 Equity-Based
                  Award Plan

5.1               Opinion of Piper Rudnick LLP

23.1              Consent of KPMG LLP

23.2              Consent of Piper Rudnick LLP (included in Exhibit 5.1)

24.1              Power of Attorney (included on signature page hereto)